UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 19, 2014

LASALLE HOTEL PROPERTIES
(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7550 Wisconsin Avenue
10th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)
Registrant’s telephone number, including area code: (301) 941-1500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
The Board of Trustees (the “Board”) of LaSalle Hotel Properties (the “Company”) has resolved to opt out of Section 3-803 of the Maryland General Corporation Law, which permits the board of trustees of a Maryland real estate investment trust to divide its trustees into classes, and further the Board has resolved that it will not repeal this resolution unless the repeal is approved by the shareholders of the Company by the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees. The resolution adopted by the Board is set forth below and the Company has filed the Articles Supplementary, attached hereto as Exhibit 3.1, to the declaration of trust of the Company with the State Department of Assessments and Taxation of Maryland.
“RESOLVED, that, pursuant to Section 3-802(c) of the Maryland General Corporation Law (the “MGCL”), the Company is hereby prohibited from electing to be subject to the provisions of Section 3-803 of the MGCL, and further provided that the foregoing prohibition may not be repealed unless the repeal of such prohibition is approved by the shareholders of the Company by the affirmative vote of at least a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees.”
A copy of the Articles Supplementary is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description
3.1	Articles Supplementary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

	BY:	/s/ Bruce A. Riggins
Bruce A. Riggins
Dated: December 19, 2014		Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles Supplementary